EXHIBIT 10.2
TALEO CORPORATION
2004 STOCK PLAN
PERFORMANCE SHARE AGREEMENT
(Canada Grantees)
Grant # _______________
NOTICE OF GRANT
     Taleo Corporation (the “Company”) hereby grants you, [NAME OF EMPLOYEE] (the “Grantee”), the number of performance shares indicated below (the “Performance Shares”) under the Company’s 2004 Stock Plan (the “Plan”). The date of this Agreement is [DATE] (the “Grant Date”). Subject to the provisions of Appendix A (attached hereto) and of the Plan, the principal features of this Award are as follows:

Total Number of Performance Shares:	[NUMBER]

Purchase Price per Share:	$0.00001

Total Purchase Price:	$[NUMBER]

Vesting Commencement Date:	[DATE]

Vesting Schedule:

     Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in this the Plan and this Performance Share Agreement (the “Agreement”), which includes this Notice of Grant and Appendix A. For example, important additional information on vesting and termination of this Performance Share grant is contained in Paragraphs 4 through 7 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS PERFORMANCE SHARE GRANT. YOU AGREE TO EXECUTE THIS AGREEMENT AS A CONDITION TO RECEIVING ANY SHARES UNDER THIS AWARD.

TALEO CORPORATION	GRANTEE

By
Title:	[NAME]

APPENDIX A
TERMS AND CONDITIONS OF PERFORMANCE SHARES
     1. Grant. The Company hereby grants to the Grantee under the Plan at the per share price of $0.00001, equal to the par value of a Share, the number of Performance Shares indicated in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan.
     2. Payment of Purchase Price. When the Performance Shares are paid out to the Grantee, the purchase price will be deemed paid by the Grantee for each Performance Share through the past services rendered by the Grantee, and will be subject to the appropriate tax withholdings.
     3. Company’s Obligation to Pay. Each Performance Share has a value equal to the Fair Market Value of a Share on the date of grant. Unless and until the Performance Shares have vested in the manner set forth in paragraphs 4 or 5, the Grantee will have no right to payment of such Performance Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation of the Company. Payment of any vested Performance Shares will be made in Shares.
     4. Vesting Schedule. Except as otherwise provided in this Agreement, the Performance Shares awarded by this Agreement are scheduled to vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Section 13 of the Plan. Performance Shares scheduled to vest on any such date actually will vest only if the Grantee continues to be a Service Provider through such date.
     5. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Performance Shares at any time, subject to the terms of the Plan. If so accelerated, such Performance Shares will be considered as having vested as of the date specified by the Administrator.
     6. Payment after Vesting. Any Performance Shares that vest in accordance with paragraphs 4 or 5 will be paid to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares as soon as practicable following the date of vesting, subject to paragraph 9.
     7. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested pursuant to paragraphs 4 or 5 at the time the Grantee ceases to be a Service Provider will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Grantee shall not be entitled to a refund of any of the price paid for the Performance Shares forfeited to the Company pursuant to this paragraph 7.
     8. Death of Grantee. Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the administrator or executor of the Grantee’s estate (or such other person to whom the Performance Shares are transferred pursuant to the Grantee’s will or in accordance with the laws of descent and distribution). Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of these Performance Shares and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this Performance Share grant as set forth in this Agreement.
     9. Withholding of Taxes. When the Shares are issued as payment for vested Performance Shares, the Grantee will recognize immediate U.S. taxable income if the Grantee is a U.S. taxpayer. If the Grantee is a non-U.S. taxpayer, the Grantee may be subject to applicable taxes in his or her jurisdiction. The Company (or the employing Parent or Subsidiary) will withhold a portion of the Shares otherwise issuable in payment for vested Performance Shares that have an aggregate market value sufficient to pay the minimum applicable federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the employing Parent or Subsidiary) with respect to the Shares. No fractional Shares will be withheld or issued pursuant to the grant of Performance Shares and the issuance of Shares thereunder; unless determined otherwise by the Company, any additional withholding necessary for this reason will be done by the Company through the Grantee’s paycheck or through direct payment by the Grantee to the Company in the form of cash, check or other cash equivalent. The Company (or the employing Parent or Subsidiary) may instead, in its discretion, require the Grantee to pay an amount necessary to pay the applicable taxes directly to the Company in the form of cash, check or other cash equivalent, and/or may withhold an amount necessary to pay the applicable taxes from the Grantee’s paycheck, in each case with no withholding of Shares. In the event the withholding requirements are not satisfied through the withholding of Shares (or, through the Grantee’s paycheck or direct payment, as indicated above), no payment will be made to the Grantee (or his or her estate) for Performance Shares unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Grantee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Performance Shares. By accepting this Award, the Grantee expressly consents to the withholding of Shares and to any cash or Share withholding as provided for in this paragraph 9. All income and other taxes related to the Performance Share award and any Shares delivered in payment thereof are the sole responsibility of the Grantee.
     10. Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Grantee shall have all the rights of a stockholder of the Company with respect to voting such shares and receipt of dividends and distributions on such Shares.
     11. No Effect on Employment or Service. The Grantee’s employment with the Company and any Parent or Subsidiary is on an at-will basis only, subject to the provisions of Applicable Law. Accordingly, subject to any written, express employment contract with the Grantee, nothing in this Agreement or the Plan shall confer upon the Grantee any right to continue to be employed by the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company or the employing Parent or Subsidiary, which are hereby expressly reserved, to terminate the employment of the Grantee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the Parent or Subsidiary employing the Grantee.

     12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary at the Company’s headquarters, 575 Market Street, Eighth Floor, San Francisco, California 94105, or at such other address as the Company may hereafter designate in writing.
     13. Grant is Not Transferable. Except to the limited extent provided in paragraph 8 above, this grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.
     14. Restrictions on Sale of Securities. The Shares issued as payment for vested Performance Shares awarded under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt. However, the Grantee’s subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
     15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     16. Conditions for Issuance of Stock. The shares of stock deliverable to the Grantee may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to transfer on its books or list in street name with a brokerage company or otherwise issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Performance Shares as the Administrator may establish from time to time for reasons of administrative convenience.
     17. Resale of Stock. Grantee is permitted to sell the Shares acquired under the Plan through the designated broker appointed under the Plan, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of the stock exchange in which the Shares are listed. The Shares currently are listed on the NASDAQ National Market.
     18. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

     19. Administrator Authority. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Grantee, the Company and all other persons, and shall be given the maximum deference permitted by law. No person acting as or on behalf of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
     20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     21. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
     22. Entire Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein.
     23. Modifications to the Agreement. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.
     24. Amendment, Suspension or Termination of the Plan. By accepting this award, the Grantee expressly warrants that he or she has received an award under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.
     25. Governing Law. This grant of Performance Shares shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its conflict of laws provisions.
     26. Labor Law. By accepting this Performance Shares award, the Grantee acknowledges that: (a) the grant of these Performance Shares is a one-time benefit which does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares; (b) all determinations with respect to any future grants, including, but not limited to, the times when the Performance Shares shall be granted, the number of Performance Shares subject to each Performance Share award and the time or times when the Performance Shares shall vest, will be at the sole discretion of the Company; (c) the Grantee’s participation in the Plan is voluntary; (d) the value of these Performance Shares is an extraordinary item of compensation which is outside the scope of the Grantee’s employment contract, if any; (e) these Performance Shares are not part of the Grantee’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of these Performance Shares will cease upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (h) these Performance Shares have been granted to the Grantee in the Grantee’s status as a Service Provider of the Company or its Parent or one of its Subsidiary; (i) any claims resulting from these Performance Shares shall be enforceable, if at all, against the Company; and (j) there shall be no additional obligations for any Parent or Subsidiary employing the Grantee as a result of these Performance Shares.
     27. Disclosure of Grantee Information. By accepting this Performance Shares award, the Grantee consents to the collection, use and transfer of personal data as described in this paragraph. The Grantee understands that the Company and its Parent and Subsidiaries hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards of Performance Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”). The Grantee further understands that the Company and/or its Parent and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its Parent and/or Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Grantee understands that these recipients may be located in the European Economic Area, or elsewhere, such as in the U.S. or Asia. The Grantee authorizes the Company to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any Shares of stock acquired from this award of Performance Shares of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares of stock on his or her behalf. The Grantee understands that he or she may, at any time, view the Data, require any necessary amendments to the Data or withdraw the consent herein in writing by contacting the Human Resources department for the Company and/or its applicable Parent or Subsidiary.
     28. Consent for Quebec Residents. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
          Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
     29. Language. Notwithstanding Section 28 above, if the Grantee receives this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
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